                                                                    EXHIBIT 4(b)

       [If the Note [Debenture] is a Discounted Security, insert -- FOR
        ---------------------------------------------------------
       PURPOSES OF SECTIONS 1273 AND 1275 OF THE INTERNAL REVENUE CODE, THE AMOUNT OF ORIGINAL ISSUE DISCOUNT ON THIS NOTE [DEBENTURE] IS
            % OF ITS PRINCIPAL AMOUNT, THE ISSUE DATE IS              ,
        THE YIELD TO MATURITY IS      %, THE AMOUNT OF ORIGINAL ISSUE
       DISCOUNT APPLICABLE TO THE SHORT ACCRUAL PERIOD OF 19   TO 19  ,
      IS      % OF THE PRINCIPAL AMOUNT OF THIS SECURITY AND THE METHOD
          USED TO DETERMINE THE SHORT ACCRUAL PERIOD ORIGINAL ISSUE
                       DISCOUNT IS THE          METHOD.]

                  [FORM OF U.S.$ DENOMINATED NOTE/DEBENTURE]


No.                                                            $______________


                          LOCKHEED MARTIN CORPORATION


            [_____%] Guaranteed [Floating Rate] [Zero Coupon] Note
                             [Debenture] Due ____


LOCKHEED MARTIN CORPORATION, a Maryland corporation, for value received, hereby promises to pay to ____________________________________________________ or

registered assigns, the principal sum of ____________________________________

Dollars on _____________.


     Interest Payment Dates:  __________ and __________ [if applicable]

     Record Dates:  __________ and __________ [if applicable]


Additional provisions of this Note [Debenture] are set forth on the other side of this Note [Debenture].


                                        LOCKHEED MARTIN CORPORATION


                                        By:                              (SEAL)
                                           ------------------------------
                                           President

                                           ------------------------------
                                           Secretary


Dated:


Authenticated:

This is one of the Securities
of the series designated herein
and referred to in the
within-mentioned Indenture.

[Name of Trustee], as Trustee


By:
   -------------------------

[If an Authenticating Agent
 has been appointed insert:

This is one of the Securities
referred to in the within-
mentioned Indenture.

[Name of Trustee], as Trustee


By:
   -------------------------
   as Authenticating Agent


By:
   -------------------------
   Authorized Officer]

                          LOCKHEED MARTIN CORPORATION


            [_____%] Guaranteed [Floating Rate] [Zero Coupon] Note
                             [Debenture] Due _____



      1. Interest. Lockheed Martin Corporation ("Corporation"), a Maryland corporation, promises to pay interest on the principal amount of this Note [Debenture] at the rate per annum [shown above] [determined as set forth below]. The Corporation will pay interest semiannually on __________ and __________ of each year. Interest on the Notes [Debentures] will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date hereof. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          [If the Note [Debenture] is a Floating Rate Note [Debenture], insert
                                                                        ------
method of determining interest rates and giving of notice thereof including
---------------------------------------------------------------------------
identity of the Paying Agent.]
----------------------------

          [If the Note [Debenture] is not to bear interest prior to maturity, insert -- The principal of this Note [Debenture] shall not bear interest.]

      2. Method of Payment. The Corporation will pay interest on the Notes [Debentures] (except defaulted interest, which shall be paid as set forth below) to the persons who are registered Holders of Notes [Debentures] at the close of business on the record date for the next interest payment date even though the Notes [Debentures] are cancelled after the record date and on or before the interest payment date. Any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such regular record date and may either be paid to the Person in whose name this Note [Debenture] (or one or more predecessor Notes [Debentures]) is registered at the close of business on a special record date for the payment of such defaulted interest to be fixed by the Corporation, notice whereof shall be given to Holders of Notes [Debentures] not less than 15 days prior to such special record date, or may be paid at any time in any other lawful manner [not inconsistent with the requirements of any securities exchange on which the Note [Debenture] may be listed, and upon such notice as may be required by such exchange], all as more fully provided in the Indenture. Holders must surrender the Notes [Debentures] to a Paying Agent to collect principal payments. The Corporation will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. However, the Corporation may pay principal and interest by its check payable in such money. It may mail an interest check to a Holder's registered address. To the extent lawful, the Corporation shall pay interest on overdue principal at the rate borne by the Notes [Debentures] and shall pay interest on overdue installments of interest at the same rate.

      3.  Paying Agent and Registrar.  Initially, [______________
_____________________________________________________ ("Trustee")], will act as
Paying Agent and Registrar. The Corporation may change any Paying Agent, Registrar or co-registrar without notice. The Corporation or any of its Subsidiaries (as defined in the Indenture) may act as Paying Agent, Registrar or co-registrar.

      4. Indenture. The Corporation issued the Notes [Debentures] under an Indenture dated as of __________ __, 1996 ("Indenture"), between the Corporation, the Guarantor and the Trustee. The terms of the Notes [Debentures] include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S. Code (S)(S) 77aaa-77bbbb) ("Act"). The Notes [Debentures] are subject to all such terms, and Holders are referred to the Indenture, all applicable supplemental indentures and the Act for a statement of those terms. As provided in the Indenture, the Notes [Debentures] may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note [Debenture] is one of a series of the Notes [Debentures] designated on the face hereof, limited in aggregate principal amount to $_________ (except as otherwise provided in the Indenture).

     [If the Notes [Debentures] of this series are subject to optional redemption insert -- 5. Optional Redemption. The Corporation may redeem all the Notes [Debentures] at any time, or some of them from time to time, on or after __________, [if the Notes [Debentures] are not Discounted Securities insert-- at _____% of the principal amount of the Notes [Debentures], plus accrued interest to the redemption date].

     [If the Notes [Debentures] are Discounted Securities insert formula for
                                                          ------------------
optional redemption.]
-------------------

     [If the Notes [Debentures] are not subject to optional redemption insert --
5.  Redemption.  The Notes [Debentures] are not redeemable by the Corporation.]

     [If the Notes [Debentures] of this series are subject to redemption insert -- 6. Notice of Redemption. Notice of redemption will be mailed at least 20 days but not more than 60 days before the redemption date to each Holder of Notes [Debentures] to be redeemed at such Holder's registered address. Notes [Debentures] in a denomination larger than $1,000 may be redeemed in part but only in whole multiples of $1,000. On and after the redemption date interest ceases to accrue on Notes [Debentures] or portions of them called for redemption.]

      7. Denominations; Transfer; Exchange. The Notes [Debentures] are in registered form without coupons in denominations of $1,000 and any multiple of $1,000. A Holder may transfer or exchange Notes [Debentures] in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. Also, it need not transfer or exchange any Notes [Debentures] for a period of 15 days before a selection of Notes [Debentures] to be redeemed or before an interest payment date.

      8. Persons Deemed Owners. The registered Holder of this Note [Debenture] may be treated as the owner of it for all purposes, and neither the Guarantor, the Corporation, the Trustee, nor any Registrar, Paying Agent or co-registrar shall be affected by notice to the contrary.

      9. Unclaimed Money. If money for the payment of principal or interest remains unclaimed for two years, the Trustee or Paying Agent will pay, unless otherwise prohibited by mandatory provisions of applicable abandoned property law, the money back to the Corporation at its request. After that, Holders entitled to unclaimed money must look only to the Corporation and not to the Trustee for payment unless an abandoned property law designates another person.

     10. Defeasance. The Indenture contains provisions for defeasance at any time of the entire principal of the Notes [Debentures] of any series upon compliance by the Corporation with certain conditions set forth therein.

     11. Amendment; Supplement; Waiver. Subject to certain exceptions as therein provided, the Indenture or the Notes [Debentures] may be amended or supplemented with the written consent of the Holders of not less than a majority in principal amount of the Notes [Debentures], and, subject to certain exceptions and limitations as provided in the Indenture, any past default or compliance with any provision may be waived with the consent of the Holders of a majority in principal amount of the Notes [Debentures]. Without the consent of any Holder, the Indenture or the Notes [Debentures] may be amended or supplemented, for among other reasons, to cure any ambiguity, omission, defect or inconsistency, to provide for uncertificated Notes [Debentures] in addition to or in place of certificated Notes [Debentures] or to make any change that does not materially adversely affect the rights of any Holder. Without the consent of any Holder, the Trustee may waive compliance with any provision of the Indenture or the Notes [Debentures] if the waiver does not materially adversely affect the rights of any Holder.

     12. Restrictive Covenants. The Indenture does not limit unsecured debt of the Guarantor or the Corporation or any of their Subsidiaries. It does limit certain mortgages, liens and sale-leaseback transactions. The limitations are subject to a number of important qualifications and exceptions. Once a year the Guarantor and the Corporation must report to the Trustee on compliance with the limitations.

     13. Successors. When a successor entity assumes all the obligations of the Guarantor or the Corporation or either of their successors under the Notes [Debentures] and the Indenture, the predecessor corporation will be released from those obligations.

     14. Defaults and Remedies. An Event of Default is: [default for 30 days in payment of any interest on the Notes [Debentures]; default in payment of any principal on the Notes [Debentures]; failure by the Guarantor or the Corporation for 90 days after notice to it to comply with any of its other agreements in the Indenture or the Notes [Debentures] or the Guarantees; and certain events of bankruptcy or insolvency. [If the Note [Debenture] is not an Original Issue
                            ------------------------------------------------
Discount Note [Debenture], insert -- If an Event of Default with respect to
------------------------
Notes [Debentures] of this series shall occur and be continuing, the principal of the Notes [Debentures] of this series and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. [If the Note [Debenture] is an Original Issue Discount Note
             ----------------------------------------------------------
[Debenture], insert -- If an Event of Default with respect to Notes of this
----------
series shall occur and be continuing, an amount of principal of the Notes [Debentures] of this series and accrued interest thereon may be declared due and payable in the manner and with the effect provided in the Indenture. Such amount shall be equal to insert formula or cross reference to redemption
                         -----------------------------------------------
provisions for determining the amount].]  Holders of Notes [Debentures] may not
-------------------------------------
enforce the Indenture or the Notes [Debentures] except as provided in the Indenture. The Trustee may refuse to enforce the Indenture or the Notes [Debentures] unless it receives indemnity satisfactory to it. Subject to certain limitations, Holders of a majority in principal amount of the Notes [Debentures] may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders notice of any continuing default (except a default in payment of principal or interest) if a committee of its trust officers in good faith determines that withholding notice does not materially adversely affect the interests of such Holders.

     15. Trustee Dealings with the Corporation. [_________________________ _______________________], the Trustee under the Indenture, in its individual or any other capacity may make loans to, accept deposits from and perform services for the Guarantor or the Corporation or any of their affiliates, and may otherwise deal with the Corporation or its affiliates as if it were not Trustee.

     16. No Recourse Against Others. A director, officer, employee or stockholder (other than the Guarantor under and by virtue of the Guarantees), as such, of the Guarantor or the Corporation shall not have any liability for any obligations of the Guarantor or the Corporation under the Notes [Debentures] or the Indenture or for any claim based on, in respect of, or by reason of such obligations or their creation. Each Holder by accepting a Note [Debenture] waives and releases all such liability. This waiver and release are part of the consideration for the issue of the Notes [Debentures].

     17. Authentication. This Note [Debenture] shall not be valid until the Trustee manually signs the certificate of authentication on the other side of this Note [Debenture].

     18. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and U/G/M/A (= Uniform Gifts to Minors Act).

     19. Miscellaneous. This Note [Debenture] shall for all purposes be governed by, and construed in accordance with, the laws of the State of Maryland.

     All terms used in this Note [Debenture] and Guarantee which are defined in the Indenture shall have the meanings assigned to them in the Indenture.


              GUARANTEE OF LOCKHEED MARTIN TACTICAL SYSTEMS, INC.

     For value received, Lockheed Martin Tactical Systems, Inc., a New York corporation (the "Guarantor"), hereby fully and unconditionally guarantees to the Holder of the Security upon which this Guarantee is endorsed the due and punctual payment of the principal of, premium, if any, and interest, if any, on said Security, when and as the same shall become due and payable, whether by declaration thereof or otherwise, according to the terms thereof and of the Indenture referred to therein.

     The Guarantor hereby agrees that its obligations hereunder shall be absolute and unconditional, irrespective of, and shall be unaffected by, any failure to enforce the provisions of said Security or said Indenture, any extension, renewal, settlement, compromise, waiver, consent or indulgence granted to the Corporation with respect thereto, by operation of law or otherwise, or any other circumstance which may otherwise constitute a legal or equitable discharge of a surety or guarantor; provided that, notwithstanding the foregoing, no such extension, renewal, settlement, compromise, waiver, consent, indulgence or circumstance shall, without the consent of the Guarantor, increase the principal amount of, premium, if any, or interest, if any, on said Security. The Guarantor hereby agrees that this Guarantee shall be enforceable without any demand, suit or proceeding first against the Corporation. The Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Corporation, any right to require a proceeding first against the Corporation, protest or notice with respect to said Security or the indebtedness evidenced thereby or with respect to any sinking fund payment required by the terms of said Security and all demands whatsoever, and covenants that this Guarantee will not be discharged except in accordance with certain provisions set forth in the Indenture or by payment in full of the principal of, premium, if any, and interest, if any, on said Security.

     The Guarantor will be subrogated to all rights of the Holder against the Corporation in respect of any amount paid by the Guarantor pursuant to the provisions of this Guarantee; provided, however, that the Guarantor shall not be entitled to enforce, or to receive any payments arising out of or based upon, such right of subrogation until the principal of, premium, if any, and interest, if any, on said Security shall have been paid in full.

     Notwithstanding the foregoing, the obligations of the Guarantor under this Guarantee shall be limited to an amount equal to the largest amount that would not render its obligations under this Guarantee subject to avoidance under
Section 548 of the United States Bankruptcy Code or any comparable provisions of any applicable state law.

     This Guarantee shall not be valid or become obligatory for any purpose until the certificate of authentication on said Security shall have been signed manually by the Trustee under the Indenture referred to in said Security. Terms used herein which are defined in such Indenture shall have the respective meanings assigned thereto in the Indenture.

     This Guarantee shall be deemed to be a contract made under the laws of the State of ________, and for all purposes shall be governed by and construed in accordance with the laws of such State, except as may otherwise be required by mandatory provisions of law.

     IN WITNESS WHEREOF, this Guarantee has been duly executed as of the date of authentication on said Security.

                                            LOCKHEED MARTIN TACTICAL
                                              SYSTEMS, INC.


                                            By:                         (SEAL)
                                               -------------------------
                                               President


                                            By:
                                               -------------------------------
                                               Secretary

     The Corporation will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to: Lockheed Martin Corporation, 6801 Rockledge Drive, Bethesda, Maryland 20817,
Attention: Secretary.


                         _____________________________



I or we assign and transfer to

    Insert social security or other identifying number of assignee
     -----------------------------

     -----------------------------



-------------------------------------------------------------------------------

-------------------------------------------------------------------------------

-------------------------------------------------------------------------------
            (Print or type name, address and zip code of assignee)

this Note [Debenture] and irrevocably appoint _________________________________ agent to transfer this Note [Debenture] on the books of the Corporation. The agent may substitute another to act for him.

Dated:   ______________________________________________________________________

Signed:  ______________________________________________________________________
       (Sign exactly as name appears on the other side of this Note [Debenture])